EXHIBIT 3.(ii)

[As Amended May 3, 2013]

BY-LAWS
OF
OCCIDENTAL PETROLEUM CORPORATION
(hereinafter called the "Corporation")

ARTICLE I

OFFICES

SECTION 1.  Registered Office.  The registered office of the Corporation shall be in the State of Delaware.

SECTION 2.  Other Offices.  The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine.

ARTICLE II

MEETING OF STOCKHOLDERS

SECTION 1.  Place and Conduct of Meetings.  Meetings of the stockholders for the election of directors or for the transaction of only such other business as may properly be brought before the meeting in accordance with these By-laws shall be held at such time and place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.  The Chairman of such meetings shall have plenary power and authority with respect to all matters relating to the conduct thereof including, without limitation, the authority to limit the amount of time which may be taken by any stockholder or stockholders, the authority to appoint and be advised by a parliamentarian, and the authority to appoint and to instruct a sergeant or sergeants at arms.

SECTION 2.  Annual Meetings.  The Annual Meetings of Stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, for the purpose of electing directors and for the transaction of only such other business as may properly be brought before the meeting in accordance with these By-laws.

To be properly brought before the Annual Meeting, business must be either (a) specified in the notice of Annual Meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (b) otherwise properly brought before the Annual Meeting by or at the direction of the Board of Directors, or (c) otherwise properly brought before the Annual Meeting by a stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirements, for business to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation, not less than seventy (70) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding Annual Meeting; provided, however, that in the event that the Annual Meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the Annual Meeting was mailed or such public disclosure was made, whichever first occurs.  In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder’s notice as described above.

To be in proper written form, a stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the Annual Meeting (i) a brief description of the business desired to be brought before the Annual Meeting, the reasons for conducting such business at the Annual Meeting and any material interest in such business of the stockholder and the beneficial owner, if any, on whose behalf the proposal is made, (ii) the name and record address of the stockholder proposing such business, (iii) the class, series and number of shares of the Corporation which are beneficially owned by the stockholder, (iv) a description of all arrangements or understandings between the stockholder and any other person or persons (including their names) in connection with such business, (v) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to distribute proxy materials, and (vi) a representation that the stockholder intends to appear, in person or by another person authorized in accordance with the General Corporation Law of the State of Delaware to act as proxy for the stockholder, at the Annual Meeting to present such business.

Notwithstanding anything in the By-laws to the contrary, no business shall be conducted at the Annual Meeting except in accordance with the procedures set forth in this Section 2; provided, however, that nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any business properly brought before the Annual Meeting.

The Chairman of an Annual Meeting shall, if the facts warrant, determine and declare to the Annual Meeting that business was not properly brought before the Annual Meeting in accordance with the provisions of this Section 2, and if he should so determine, he shall so declare to the Annual Meeting and any such business not properly brought before the Annual Meeting shall not be transacted.

Written notice of the Annual Meeting stating the place, date and hour of the Annual Meeting shall be given to each stockholder entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

SECTION 3. Special Meetings.  Unless otherwise prescribed by law or by the Certificate of Incorporation, Special Meetings of Stockholders, for any purpose or purposes, may be called by the Board of Directors or the Chairman of the Board.  Subject to subsections (a) - (d) of this Article II, Section 3, a Special Meeting of Stockholders shall be called by the Secretary upon the written request of the record holders of at least 25% of the outstanding common stock of the Corporation (the "Requisite Percent").  Written notice of a Special Meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting.

(a)
In order for a Stockholder Requested Special Meeting (as defined in this By-law) to be called, one or more requests for a Special Meeting must be signed by the Requisite Percent of record holders (or their duly authorized agents) and delivered to the Secretary (each, a "Special Meeting Request," collectively, the "Special Meeting Requests").  The Special Meeting Request(s) shall be sent to the Secretary at the principal executive offices of the Corporation by registered mail, return receipt requested.  The Special Meeting Request(s) shall (i) set forth a statement of the specific purpose(s) of the meeting, the matters proposed to be acted on at the meeting and the reasons for conducting such business at the Special Meeting, (ii) bear the date of signature of each such stockholder (or duly authorized agent) signing the Special Meeting Request(s), (iii) set forth (A) the name and address, as they appear in the Corporation's stock ledger, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), and (B) the class, if applicable, and number of shares of stock of the Corporation that are owned of record and beneficially by each such stockholder, (iv) set forth any material interest of each stockholder in the business desired to be brought before the Special Meeting, (v) set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the

"Exchange Act"), and Rule 14a-11 thereunder and (vi) contain the information, if applicable, which shall be set forth in a stockholder's notice as required by Article II, Section 2 of these By-laws.  A stockholder may revoke his, her or its request for a Special Meeting at any time by written revocation delivered to the Secretary.

(b)
The Secretary shall not be required to call a Special Meeting upon stockholder request (a "Stockholder Requested Special Meeting") if (i) the Special Meeting Request(s) relates to an item of business that is not a proper subject for stockholder action under applicable law, or (ii) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held not later than ninety (90) days after the Secretary's receipt of the Special Meeting Request(s) and the purpose(s) of such meeting include the purpose(s) specified in the Special Meeting Request(s), with such determination being made in good faith by the Board of Directors.

(c)
A Stockholder Requested Special Meeting shall be held at such date, time and place within or without the State of Delaware as may be fixed by the Board of Directors; provided, however, that the date of any Stockholder Requested Special Meeting shall be not more than ninety (90) days after the Secretary's receipt of the properly submitted Special Meeting Request(s).

(d)
Business transacted at any Stockholder Requested Special Meeting shall be limited to the purpose(s) stated in the Special Meeting Request(s); provided, however, that nothing herein shall prohibit the Board from submitting matters to the stockholders at any Stockholder Requested Special Meeting.

SECTION 4.  Quorum.  Except as otherwise provided by law or by the Certificate of Incorporation, the holders of a majority of the capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

SECTION 5.  Voting.  Unless otherwise required by law, the Certificate of Incorporation or these By-laws, any question brought before any meeting of stockholders shall be decided by the affirmative vote of a majority of the shares present in person or by proxy at the meeting for the purposes of determining the presence of a quorum at such meeting.  Unless otherwise provided in the Certificate of Incorporation, each stockholder represented at a meeting of stockholders shall be entitled to cast one vote for each share of the capital stock entitled to vote thereat held by such stockholder.  Such votes may be cast in person or by proxy but no proxy shall be voted on or after three years from its date, unless such proxy provides for a longer period.  No vote at any meeting of stockholders need be by written ballot unless the Board of Directors, in its discretion, or the officer of the Corporation presiding at the meeting, in his discretion, specifically directs the use of a written ballot.

SECTION 6.  List of Stockholders Entitled to Vote.  The officer of the Corporation who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of the Corporation who is present.

SECTION 7.  Stock Ledger.  The stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by Section 6 of this Article II or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 8.  Voting Procedures and Inspectors of Election.  The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof.  The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots.  The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.

ARTICLE III

DIRECTORS

SECTION 1.  Number and Election of Directors.  Subject to the rights, if any, of holders of preferred stock issued by the Corporation to elect directors of the Corporation, the Board of Directors shall consist of one or more directors, the number of which shall be fourteen (14) until changed by resolution duly adopted by the Board of Directors from time to time.  Except as provided in Section 3 of this Article III and subject to Section 12 of this Article III, directors shall be elected by a majority of the votes cast at Annual Meetings of Stockholders and each director so elected shall hold office until his successor is duly elected and qualified, or until his earlier death, disqualification, resignation or removal.  No person shall be eligible for election as a director of the Corporation who shall have reached the age of seventy-five (75) at the date of such election, unless such requirement shall have been unanimously waived by the members of the Corporate Governance, Nominating and Social Responsibility Committee and such Committee’s action shall have been ratified and approved by a majority of the disinterested directors on the Board of Directors.  Directors need not be stockholders.

SECTION 2.  Nominations of Directors.  Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors, except as may be otherwise provided in the Certificate of Incorporation of the Corporation with respect to the right of holders of preferred stock of the Corporation to nominate and elect a specified number of directors in certain circumstances.  Nominations of persons for election to the Board of Directors of the Corporation may be made at any Annual Meeting (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at the Annual Meeting and (ii) who complies with the notice procedures set forth in this Section 2.

In addition to any other applicable requirements, for a nomination to be made by a stockholder, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation.

To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Corporation between September 1 and November 30 of the year preceding the Annual Meeting.  To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) the name, age, business address and residence address of the person, (ii) principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person, and (iv) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and (b) as to the stockholder giving the notice, (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are beneficially owned by the stockholder, (iii) a description of all arrangements or understandings between the stockholder or the beneficial owner, if any, on whose behalf the nomination is made and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations are to be made by such stockholder, (iv) whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends to distribute proxy materials, (v) a representation that the stockholder intends to appear, in person or by another person authorized in accordance with the General Corporation Law of the State of Delaware to act as proxy for the stockholder, at the Annual Meeting to nominate the persons named in the stockholder’s notice, and (vi) any other information relating to the person that is required to be disclosed in solicitations for proxies for election of directors pursuant to the Rules and Regulations of the Securities and Exchange Commission under Section 14 of the Exchange Act.  Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.  If the Chairman of the Annual Meeting determines that a nomination was not made in accordance with the foregoing procedure, the Chairman shall declare to the meeting that the nomination was defective and the defective nomination shall be disregarded.

SECTION 3.  Vacancies.  Any newly created directorship resulting from an increase in the number of directors or any other vacancy on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director.  Any director elected to fill a newly created directorship resulting from an increase in the number of directors or any other vacancy shall hold office for a term that shall  expire at the next Annual Meeting of Stockholders.

SECTION 4.  Duties and Powers.  The business of the Corporation shall be managed by or under the direction of the Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-laws directed or required to be exercised or done by the stockholders.

SECTION 5.  Meetings.  The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as may from time to time be determined by the Board of Directors.  Special meetings of the Board of Directors may be called by the Chairman of the Board, if there be one, the Chief Executive Officer, the President, or any three directors.  Notice thereof stating the place, date and hour of the meeting shall be given to each director either by mail not less than forty-eight hours before the date of the meeting, by telephone, telegram or telecopy on twenty-four hours notice, or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.

SECTION 6.  Quorum.  Except as may be otherwise specifically provided by law, at all meetings of the Board of Directors or of any committee thereof, a majority of the members of the entire Board of Directors or of the said committee shall constitute a quorum for the transaction of business; and the act of a majority of the directors or members of the committee present at any meeting at which there is a quorum shall be the act of the Board of Directors or of the said committee, as the case may be.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors or members of the committee if any action taken is approved by at least a majority of the required quorum for that meeting.  If a quorum shall not be present at any meeting of the Board of Directors or of any committee thereof, the directors or members of the committee present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

SECTION 7.  Actions of Board.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all the members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

SECTION 8.  Meetings by Means of Conference Telephone.  Members of the Board of Directors of the Corporation, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors or such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this Section 8 shall constitute presence in person at such meeting.

SECTION 9.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee.  In the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.  Any committee, to the extent allowed by law and provided in the resolution establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation.  Meetings of any committee may be called by the Chairman of such committee, if there be one, or by any two members thereof other than such Chairman.  Notice thereof stating the place, date and hour of the meeting shall be given to each member by mail not less than forty-eight hours before the date of the meeting; by telephone, telegram or telecopy on twenty-four hours notice; or on such shorter notice as the person or persons calling such meeting may deem necessary or appropriate in the circumstances.  Each committee shall keep regular minutes and report to the Board of Directors when required.

SECTION 10.  Compensation.  The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated annual fee as a director.  No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.  Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 11.  Interested Directors.  No contract or transaction between the Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose if (i) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the Board of Directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or their relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified by the Board of Directors, a committee thereof or the stockholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

SECTION 12.  Resignation of Directors.  In an uncontested election, any nominee for director who receives a greater number of votes “against” from his or her election than votes “for” such election (a “Majority Against Vote”) shall promptly tender his or her resignation following certification of the stockholder vote by the Inspector of Elections. Unless accepted earlier by the Board of Directors, such resignation shall become effective on October 31st of the year of the election.

Notwithstanding the obligation to resign for a Majority Against Vote, any director may resign at any time for any other reason.  In such instance, the resignation shall be effective upon giving written notice to the Secretary, unless the notice specifies a later time for such resignation to become effective, and no action shall be required by the Board of Directors for the resignation to become effective.  If the resignation of a director is effective at a future time, the Board of Directors may elect a successor prior to such effective time to take office when such resignation becomes effective.

SECTION 13.  Chairman of the Board of Directors.  The Board of Directors shall annually elect one of its Independent Directors (as defined in the Corporation’s Corporate Governance Policies adopted from time to time) to be  Chairman of the Board of Directors. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors.  The Chairman of the Board of Directors shall also perform such other duties and exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors.  During the absence or disability of the Chairman of the Board of Directors for any reason, the Vice Chairman of the Board of Directors shall exercise the powers and discharge the duties of the Chairman.  If there is no Vice Chairman, or, if the Vice Chairman is absent or unable to perform such duties, such other Independent Director as the Board of Directors may designate shall exercise the powers and discharge the duties of the Chairman.

SECTION 14.  Vice Chairman of the Board of Directors.  The Board of Directors shall annually elect one of its Independent Directors to be  Vice Chairman of the Board of Directors. The Vice Chairman of the Board of Directors shall perform the duties specified in Section 13 above in the absence or disability of the Chairman of the Board of Directors and shall perform such duties and may exercise such powers as from time to time may be assigned to him by the Board of Directors or the Chairman of the Board of Directors.

ARTICLE IV

OFFICERS

SECTION 1.  General. The officers of this Corporation shall be chosen by the Board of Directors and shall be the Chief Executive Officer, a President, a Chief Financial Officer and a Secretary, and may include a Senior Operating Officer, any number of Executive Vice Presidents, one or more of whom may be designated Senior Executive Vice President, any number of Vice Presidents with such rank as the Board of Directors may designate,  any number of Assistant Secretaries, a Treasurer, and any number of Assistant Treasurers.  One of such Executive Vice Presidents or Vice Presidents shall be designated Chief Financial Officer and shall have responsibility, subject to the direction of the Board of Directors, the Chief Executive Officer and the President, for the management of the Corporation's financial affairs.  Any number of offices may be held by the same person, unless otherwise prohibited by law, the Certificate of Incorporation or these By-laws.    The officers of the Corporation need not be stockholders of the Corporation nor, need such officers be directors of the Corporation.

SECTION 2.  Election.  The Board of Directors at its first meeting held after each Annual Meeting of Stockholders shall elect the officers of the Corporation who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors; and all officers of the Corporation shall hold office until their successors are chosen and qualified, or until their earlier resignation or removal.  Any officer elected by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors.  Any vacancy occurring in an office of the Corporation shall be filled by the Board of Directors.

SECTION 3.  Remuneration.  The Board of Directors shall have the power to fix and determine the salaries and other remuneration, and the terms and conditions thereof, of all executive officers of the Corporation.

SECTION 4.  Section Intentionally Omitted.

SECTION 5.  Section Intentionally Omitted.

SECTION 6.  Chief Executive Officer.  The Chief Executive Officer shall have general and active management of the business and affairs of the Corporation, shall have plenary power to issue orders and instructions to all officers and employees of the Corporation, and shall see that all orders and resolutions of the Board of Directors and the Executive Committee, if any, are carried into effect.  Except where by law the signature of the Chairman of the Board or the President is required, the Chief Executive Officer shall possess the power to enter into and sign all contracts, certificates and other instruments of the Corporation, and shall have the power to delegate any portion of his authority under these By-laws to any other officer of the Corporation.  The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these By-laws or by the Board of Directors.

SECTION 7.  President.  The President shall perform such duties and have such powers as these By-laws, the Board of Directors or the Chief Executive Officer may from time to time prescribe.

SECTION 8.  Senior Operating Officer.  The Senior Operating Officer shall perform such duties and have such powers as are prescribed for Executive Vice Presidents and Vice Presidents under these By-laws and under any resolution of the Board of Directors and shall perform such additional duties and have such additional powers as these By-laws, the Board of Directors or the Chief Executive Officer may from time to time prescribe.

SECTION 9.  Executive Vice Presidents and Vice Presidents.  Each Executive Vice President or Vice President shall perform such duties and have such powers as these By-laws, the Board of Directors or the Chief Executive Officer from time to time may prescribe.

SECTION 10.  Secretary.  The Secretary shall attend all meetings of the Board of Directors and all meetings of stockholders and record all the proceedings thereat in a book or books to be kept for that purpose; the Secretary shall also perform like duties for the standing committees of the Board of Directors when required.  The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chairman of the Board of Directors, under whose supervision he shall be.  If the Secretary shall be unable or shall refuse to cause to be given notice of all meetings of the stockholders and special meetings of the Board of Directors, and if there be no Assistant Secretary, then either the Board of Directors or the President may choose another officer to cause such notice to be given.  The Secretary shall have custody of the seal of the Corporation and the Secretary or any Assistant Secretary, if there be any, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by the signature of the Secretary or by the signature of any such Assistant Secretary.  The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by his signature.  The Secretary shall see that all books, reports, statements, certificates and other documents and records required by law to be kept or filed are properly kept or filed, as the case may be.

SECTION 11.  Treasurer.  Subject to the direction of the Chief Financial Officer, the Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.  If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 12.  Assistant Secretaries.  Except as may be otherwise provided in these By-laws, Assistant Secretaries, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there be any, or the Secretary, and in the absence of the Secretary or in the event of his disability or refusal to act, shall perform the duties of the Secretary, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Secretary.

SECTION 13.  Assistant Treasurers.  Assistant Treasurers, if there be any, shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors, the Chairman of the Board of Directors, the President, any Vice President, if there be any, or the Treasurer, and in the absence of the Treasurer or in the event of his disability or refusal to act, shall perform the duties of the Treasurer, and when so acting, shall have all the powers of and be subject to all the restrictions upon the Treasurer.  If required by the Board of Directors, an Assistant Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

SECTION 14.  Other Officers.  Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors.  The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

SECTION 15.  Officers of Divisions.  The officers of divisions of the Corporation shall perform such duties and may exercise such powers as the Chief Executive Officer may from time to time prescribe.

ARTICLE V

STOCK

SECTION 1.  Uncertificated Shares.  Effective April 25, 2003, the shares of Common Stock of the Corporation shall be uncertificated.  Notwithstanding that the shares of Common Stock of the corporation shall be uncertificated, every holder of stock of any class or series in the Corporation shall be entitled to have a certificate signed by, or in the name of the Corporation (i) by the Chairman or Vice Chairman of the Board of Directors, or the President, an Executive Vice President or a Vice President and (ii) by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form.

SECTION 2.  Signatures.  Where a certificate is countersigned by (i) a transfer agent other than the Corporation or its employee, or (ii) a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 3.  Lost, Stolen or Destroyed Certificates.  The Board of Directors may direct a new certificate to be issued in accordance with Section 1 of this Article V in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed.  When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

SECTION 4.  Transfers.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these By-laws.  Transfers of stock shall be made on the books of the Corporation (i) in the case of uncertificated shares, only by the person named in the stock register of the Corporation, by an attorney lawfully constituted in writing by such person or by any other representative of such person acceptable to the Corporation, and (ii) in the case of shares registered in certificate form, only by the person named in the certificate, by an attorney lawfully constituted in writing by such person or by any other representative of such person acceptable to the Corporation and upon the surrender of the certificate therefor, which shall be cancelled before a new certificate shall be issued in accordance with Section 1 of this Article V.

SECTION 5.  Record Date.  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

SECTION 6.  Beneficial Owners.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VI

NOTICES

SECTION 1.  Notices.  Whenever written notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, such notice may be given by mail, addressed to such director, member of a committee or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail.  Written notice may also be given personally or by telegram, telex or cable or by facsimile or other electronic transmission.  Notice given by any such means shall be deemed to have been given at the time delivered, sent or transmitted.

SECTION 2.  Waivers of Notice.  Whenever any notice is required by law, the Certificate of Incorporation or these By-laws, to be given to any director, member of a committee or stockholder, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE VII

GENERAL PROVISIONS

SECTION 1.  Dividends.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the capital stock.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for any proper purpose, and the Board of Directors may modify or abolish any such reserve.

SECTION 2.  Disbursements.  All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

SECTION 3.  Fiscal Year.  The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

SECTION 4.  Corporate Seal.  The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal, Delaware".  The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

SECTION 5.  Stock Held by Corporation.  Powers of attorney, proxies, waivers of meeting, consents and other instruments relating to securities owned by the Corporation may be executed in the name and on behalf of the Corporation by the Chairman of the Board, the Chief Executive Officer, or such other officer or officers as the Board of Directors or the Chairman of the Board may designate, and any such officer shall have full power and authority on behalf of the Corporation, in person or by proxy, to attend, and to act and vote at, any meeting of stockholders of any corporation in which the Corporation may hold securities, and at any such meeting shall possess, and may exercise, any and all of the rights and powers incident to the ownership of such securities.

ARTICLE VIII

INDEMNIFICATION

SECTION 1.  Power to Indemnify in Actions, Suits or Proceedings other than Those by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

SECTION 2.  Power to Indemnify in Actions, Suits or Proceedings by or in the Right of the Corporation.  Subject to Section 3 of this Article VIII, the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

SECTION 3.  Authorization of Indemnification.  Any indemnification under this Article VIII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 or Section 2 of this Article VIII, as the case may be.  Such determination shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (ii) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (iii) by the stockholders.  To the extent, however, that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 or Section 2 of this Article VIII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

SECTION 4.  Good Faith Defined.  For purposes of any determination under Section 3 of this Article VIII, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information, opinions, reports or statements supplied to him by the officers or employees of the Corporation or another enterprise in the course of their duties, or by a committee of the Board of Directors of the Corporation, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports or statements made to the Corporation or another enterprise by an independent certified public accountant, by an appraiser or by another person selected with reasonable care by or on behalf of the Corporation or another enterprise as to matters such person reasonably believes are within such certified public accountant's, appraiser's, or other person's professional or expert competence.  The term "another enterprise" as used in this Section 4 shall mean any other corporation or any partnership, joint venture, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent.  The provisions of this Section 4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.

SECTION 5.  Indemnification by a Court.  Notwithstanding any contrary determination in the specific case under Section 3 of this Article VIII, and notwithstanding the absence of any determination thereunder, any director, officer, employee or agent may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 1 and 2 of this Article VIII.  The basis of such indemnification by a court shall be a determination by such court that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 1 or 2 of this Article VIII, as the case may be.  Notice of any application for indemnification pursuant to this Section 5 shall be given to the Corporation promptly upon the filing of such application.

SECTION 6.  Expenses Payable in Advance.  Expenses incurred in defending or investigating a threatened or pending action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VIII.

SECTION 7.  Non-exclusivity and Survival of Indemnification.  The indemnification and advancement of expenses provided by this Article VIII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any By-law, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Sections 1 and 2 of this Article VIII shall be made to the fullest extent permitted by law.  The provisions of this Article VIII shall not be deemed to preclude the indemnification of any person who is not specified in Sections 1 or 2 of this Article VIII but whom the Corporation has the power or obligation to indemnify under the provisions of the General Corporation Law of the State of Delaware, or otherwise.  The indemnification and advancement of expenses provided by this Article VIII shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

SECTION 8.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VIII.

SECTION 9.  Meaning of "Corporation" for Purposes of Article VIII.  For purposes of this Article VIII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VIII with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

OPC Bylaws-0503113